SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2004

SILICON IMAGE, INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 616-4000

(Registrant’s telephone number)

(Former name or former address, if changed since last report)

ITEM 5                                OTHER EVENTS.

On August 4, 2004, Steve Tirado, Division President of Storage Group of the Registrant, entered into a trading plan with Financial West Group that is intended to comply with Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended.  Pursuant to the plan, Financial West Group will undertake to sell up to 90,273 shares of common stock of the Registrant that are currently owned by Mr. Tirado at specified intervals from August 11, 2004 through June 15, 2005, provided that the limit order prices specified in the plan are met. In addition, Financial West Group will undertake to sell up to 453,719 shares of common stock of the Registrant currently subject to stock options held by Mr. Tirado under a same day sale arrangement from August 11, 2004 through June 29, 2005, provided that the limit order prices specified in the plan are met.

On August 5, 2004, John LeMoncheck, Vice President of Consumer Electronics Products of the Registrant, entered into a trading plan with Deutsche Banc Alex. Brown that is intended to comply with Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended.  Pursuant to the plan, Deutsche Banc Alex. Brown will undertake to sell up to 76,500 shares of common stock of the Registrant currently subject to stock options held by Mr. LeMoncheck under a same day sale arrangement from October 15, 2004 through March 31, 2005, provided that the limit order prices specified in the plan are met.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2004	SILICON IMAGE, INC.

By:	/s/ Robert G. Gargus
Robert G. Gargus
Vice President, Finance and Administration and Chief Financial Officer